Exhibit 10.1

SECOND AMENDMENT TO TRANSITIONAL OPERATING AGREEMENT

This Second Amendment to Transitional Operating Agreement (the “Amendment”) is made and entered into effective as of June 5, 2009, by and between CENAC TOWING CO., L.L.C.  (successor by way of merger to Cenac Towing Co., Inc.), (hereinafter referred to as “Cenac Towing”); CENAC OFFSHORE, L.L.C., a Louisiana limited liability company (“Cenac Offshore”); CTCO BENEFITS SERVICES, L.L.C., a Louisiana limited liability company (“CTCO”) (collectively, the “Cenac Companies”); MR. ARLEN B. CENAC, JR., a resident of Houma, Louisiana and the owner of all of the Membership and equity interests in the Cenac Companies, (the “Stockholder”); and together with the Cenac Companies, (the “Operators”); and TEPPCO MARINE SERVICES, LLC, a Delaware limited liability company, (the “Owner”).

WHEREAS, the Owner and the Operators, other than CTCO, entered into that certain Transitional Operating Agreement (the “Transitional Operating Agreement”) on February 1, 2008 under which the Operators agreed to provide certain services relating to marine vessels and related property all as more particularly described in that Transitional Operating Agreement;

WHEREAS, the Owner and the Operators entered into that certain Amended to Transitional Operating Agreement dated effective March 5, 2009, amending the Transitional Operating Agreement to make CTCO a party thereto as one of the Operators and as one of the Cenac Companies (the Transitional Operating Agreement, as amended, being hereinafter referred to as the “Agreement”); and

WHEREAS, the Owner and the Operators desire to amend the Agreement to add certain marine vessels and related property for which Operators shall provide services to Owner.

NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived by each party hereto, the parties hereto agree to amend the Agreement as follows:

1. The term “Purchased Operations” is hereby deleted and the following substituted in lieu thereof:

“Purchased Operations” means the Purchased Assets, the Assumed Liabilities any other marine vessels and related property assets or rights acquired after the date hereof by the Owner from the Operators or their Affiliates, any property assets or rights acquired by the Operators hereunder the Owner funds or for which they were reimbursed by the Owner, and the TransMontaigne Assets.

2.	Section 1.1 of the Agreement is hereby amended by adding the following definition thereto:

“TransMontaigne Assets” means the marine vessels and related property assets or rights acquired by Owner from TransMontaigne Product Services Inc. on or about June 5, 2009.”

3.	Section 2.1 of the Agreement is hereby amended by adding the following Subsection thereto:

“(g) Notwithstanding anything to the contrary that may be expressed or implied herein, during the term of this Agreement and subject to and in accordance with the terms hereof and the standards set forth, solely with respect to the TransMontaigne Assets the Services to be provided by the Operators shall be expressly limited to supervising the day-to-day operations of the TransMontaigne Assets.”  In particular, Owner at its expense shall employ, retain and compensate, including salaries, wages, social security taxes, worker compensation insurance, retirement and insurance, benefits, all employees necessary to operate the TransMontaigne Assets.

4.	Section 3.1 of the Agreement is hereby amended by adding the following sentence thereto:

“Additionally, the Owner shall have no responsibility for, and shall not reimburse or pay, any Direct Costs or Overhead Costs related to the Services provided for the TransMontaigne Assets, except for Direct Costs described in Exhibit B, Paragraphs 4(c), (d), (e) and (f).”

5.
All terms, conditions and provisions of the Agreement are continued in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby.  The Agreement, as amended hereby, is hereby ratified and reaffirmed by the parties hereto who specifically acknowledge the validity and enforceability thereof.

6.
This Amendment may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

7.
This Amendment constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements among the partiers, whether oral or written, relating to the matters contained herein.

IN WITNESS WHEREOF, the Agreement has been duly executed to be effective on the date first above written.

TEPPCO MARINE SERVICES, LLC

BY: /s/ Patricia A. Totten
Name: PATRICIA A. TOTTEN
Title: Vice President

CENAC TOWING CO., L.L.C

BY: /s/ Arlen B. Cenac, Jr.
ARLEN B. CENAC, JR.
Managing Member

CENAC OFFSHORE, L.L.C.

BY: /s/ Arlen B. Cenac, Jr.
ARLEN B. CENAC, JR.
Managing Member

CTCO BENEFITS SERVICES, L.L.C.

BY: /s/ Arlen B. Cenac, Jr.
ARLEN B. CENAC, JR.
Managing Member

/s/ Arlen B. Cenac, Jr.
ARLEN B. CENAC, JR.